UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 5, 2005

BrandPartners Group Inc.
(Exact name of Company as specified in its charter)

Delaware	0-16530	13-3236325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

10 Main Street, Rochester, NH 03839
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 732-3999

N/A

(Former name or former address, if changed since last report)

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 5, 2005, the Company and its wholly owned subsidiaries BrandPartners Retail, Inc. and Grafico Incorporated (collectively the “Borrowers”), entered into a secured commercial loan agreement with Banknorth, N.A. (“Banknorth”) The commercial loan agreement (the “Agreement”) provides for a term loan of $2,000,000 and a revolving line of credit of up to $5,000,000. Under the Agreement, borrowers pledged all of their assets to secure Banknorth. A portion of the proceeds of the loan were used to repay BrandPartners Retail’s prior lending institution as well as an unsecured note holder of the Company.

The interest under the term loan is based on the LIBOR Rate, which is defined in the Agreement as the LIBOR plus 250 basis points. Advances under the revolving line of credit will bear interest at the prime rate. However, the Company may at its option elect pursuant to the terms of the Agreement to aggregate advances under the revolving line of credit at the LIBOR Rate, provided that the minimum advance is $300,000 and is in increments of $100,000 with a maximum of three advances at any one time. The facility imposes certain loan covenants on the Borrowers and expires on May 5, 2008.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRANDPARTNERS GROUP INC.

Date: May 11, 2005	By:	/s/ James F. Brooks
James F. Brooks
President and Chief Executive Officer